EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-121172), the Registration Statement on Form S-8 (No. 333-167478) and in the Registration Statement on Form S-3 (No. 333-162572) of our report relating to the consolidated financial statements of Mercer International Inc. and on the effectiveness of internal control over financial reporting dated February 15, 2011, appearing in this Annual Report on Form 10-K.

/s/  PricewaterhouseCoopers LLP
Chartered Accountants
February 17, 2011
Vancouver, Canada